UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 3, 2019

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

10 Brook Street, London, England	W1S1BG
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares, Nominal Value $0.01 per Share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 3, 2019, Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble”), completed the previously disclosed transaction with a subsidiary of Royal Dutch Shell plc (“Shell”) relating to the two joint ventures in which Noble and Shell each held a fifty percent interest (the “Bully I and Bully II joint ventures”). In such transaction, Shell bought out the remaining term of its drilling contract for the drillship Noble Bully II (the “Drilling Contract”), and Noble acquired Shell’s interests in the Bully I and Bully II joint ventures (the “JV Interests”).

The amount agreed by the parties for Shell to buy out the Drilling Contract was based on a negotiated contract margin of approximately $206,000 per day for the remaining 888 days of the contract. The resulting gross value of $183 million was subject to a net present value adjustment and was further adjusted for amounts relating to a prior period, resulting in a buyout price of $166 million (the “Buyout Price”). In exchange for Shell’s JV Interests, Noble issued a note payable to Shell (the “JV Note”). The parties agreed to a net settlement mechanism whereby Shell paid a portion of the Buyout Price to Noble in cash, and the remaining portion of the Buyout Price was satisfied by Shell’s assignment of the JV Note back to Noble. The ultimate cash amount owed to Noble was calculated by adjusting the Buyout Price by the fifty percent share owed to Noble as an equal partner in the Bully II joint venture, in addition to adjustments for working capital and other items, including a nominal amount of $10 million attributed to the remaining value of the JV Interests acquired by Noble.

Based on the foregoing considerations, the transaction was ultimately structured such that Noble made a noncash payment to Shell for the JV Interests in the form of a $107 million note which was assigned back to Noble as part of the Buyout Price, and Noble received approximately $59 million in cash from Shell.

A summary of the key elements of the transaction is as follows:

Buyout Price: Present value of $206,000 per day over 888 days, as adjusted	$166M
Noble’s 50% stake of the Buyout Price	$83M
Amount attributed to the remaining value of the JV Interests acquired by Noble	($10M	)
Cash settlement amount before adjustments for working capital and other items*	$73M
Final cash settlement from Shell	$59M

*	The final cash settlement differs from this amount due primarily to Noble’s acquisition of Shell’s portion of the working capital in the Bully I and Bully II joint ventures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date: December 3, 2019	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary